UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2010

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On November 26, 2010, P&F Industries, Inc. (the “Registrant”) received a letter (the “November 26, 2010 Letter”) from The NASDAQ Stock Market (“NASDAQ”) advising the Registrant that it had regained compliance with NASDAQ’s Marketplace Rule 5450(b)(1)(C) (the “Rule”) which requires companies listed on The Nasdaq Global Market to maintain a minimum market value of publicly held shares (“MVPHS”) of $5 million.

Previously, on September 20, 2010, NASDAQ notified the Registrant that it was not in compliance with the Rule over the previous 30 consecutive trading days and that NASDAQ would provide the Company 180 calendar days to regain compliance by achieving a MVPHS of at least $5 million for at least 10 consecutive trading days.

In the November 26, 2010 Letter, NASDAQ confirmed to the Registrant that the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: December 2, 2010	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Chief Operating Officer and Chief Financial Officer